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                               AMENDMENT TO THE
                             AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT OF
                        THE MACERICH PARTNERSHIP, L.P.

     THIS AMENDMENT (the "AMENDMENT") TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995 AND AS OF JUNE 27, 1997 (the "AGREEMENT") OF THE MACERICH PARTNERSHIP, L.P. (the "PARTNERSHIP") is dated effective as of November 16, 1997.

                                  RECITALS

     WHEREAS, The Macerich Company, the general partner of the Partnership (the "GENERAL PARTNER"), has determined to amend the Partnership Agreement to clarify and confirm its ability to borrow funds from the Partnership in order to make loans for such purposes as are permitted under The Macerich Company Amended and Restated 1994 Incentive Plan (the "PLAN").

     WHEREAS, SECTION 3.3(c) of the Agreement contemplates that the General Partner may provide incentives to its executive officers in accordance with the Plan, including the making of loans to such executive officers for such purposes as are permitted by the Plan;

     WHEREAS, SECTION 3.4 of the Agreement purportedly limits the ability of the General Partner to incur indebtedness and does not expressly include an exception that would allow the General Partner to incur indebtedness from the Partnership for such purposes as are permitted under the Plan and as contemplated by SECTION 3.3(c) of the Agreement;

     WHEREAS, the operation of SECTION 3.4 of the Agreement together with
SECTION 3.3(c) of the Agreement creates an ambiguity which the General Partner desires to clarify;

     WHEREAS, the General Partner has determined that authorizing the General Partner to incur indebtedness from the Partnership for such purposes as are permitted under the Plan is a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect;

     WHEREAS, SECTION 12.1(b)(iv) of the Agreement provides that the General Partner has the power, without the consent of the limited partners of the Partnership, to amend the Agreement as may be required to (i) cure any ambiguity and correct any provision of the Agreement or (ii) reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect;

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     WHEREAS, the General Partner has made the determination that consent of the partners of the Partnership is not required with respect to the matters set forth in this Amendment because this Amendment: (i) is being executed for the purpose of curing an ambiguity created by the relationship between
SECTION 3.3(c) and SECTION 3.3 (and correcting SECTION 3.4); (ii) in any event, reflects a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect; and (iii) does not otherwise require the consent of the limited partners pursuant to SECTION 12.1(c); and

     WHEREAS, all things necessary to make this Amendment a valid agreement of the Partnership have been done;

     NOW, THEREFORE, pursuant to the authority granted to the General Partner under the Agreement, the Agreement is hereby amended as follows:

1.   Amendment:

     Section 3.4 of the Agreement is hereby amended to read as follows:

     Notwithstanding anything to the contrary in SECTION 3.3, the General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("FUNDING LOAN") or a preferred equity investment ("PREFERRED INVESTMENT"), provided that any such funds must first be obtained by the General Partner from a third party lender, and then all of such funds must be advanced or contributed by the General Partner to the Partnership as a Funding Loan or Preferred Investment on substantially the same terms and conditions, including principal amount or preferred equity amount, rate of interest or preferred return, repayment or redemption schedule, and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third party lender. The General Partner shall not incur any indebtedness for borrowed funds, except for
     (i) Funding Loans or Preferred Investments; (ii) loans from the Partnership to the General Partner to the extent the proceeds thereof are used to fund, directly or indirectly, participations in, or acquisitions of, any real or personal property interests for the account of the General Partner if, and only if, the Partnership participates or acquires an interest in such property at least to the extent of 99 times such proposed participation or acquisition, directly or through a wholly-owned entity, by the General Partner; and/or (iii) loans from the Partnership to the General Partner to facilitate the making of loans by the General Partner for such purposes as are authorized under the Plan.

2. DEFINED TERMS AND RECITALS. As used in this Amendment, capitalized terms used and defined in this Amendment shall have the meaning assigned to them in this Amendment, and capitalized terms used in this Amendment but not defined herein, shall have the meaning assigned

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to them in the Agreement.

3. RATIFICATION AND CONFIRMATION. Except to the extent specifically amended by this Amendment, the terms and provisions of the Agreement, as previously amended, are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first above mentioned.


                                       GENERAL PARTNER:

                                       THE MACERICH COMPANY,
                                       a Maryland corporation




                                       By: /s/ Richard A. Bayer
                                           ---------------------------------
                                           Richard A. Bayer
                                           General Counsel & Secretary


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